Exhibit 31.1: Sarbanes-Oxley Certification
Re: C-BASS Mortgage Asset-Backed Certificates Certificates, Series 2005-CB1

I, Larry B. Litton, Jr. certify that:

l. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution and servicing reports filed in respect of periods included in the year covered by this annual report, of Bond Securitization, L.L.C. (the "Registrant");

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution information, and the servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing
Agreement, is included in these reports;

4. I am responsible for reviewing the activities performed by the Servicer under the
Pooling and Servicing Agreement and based upon the review required under the Pooling and Servicing
Agreement, and except as disclosed in the report, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

5. I have disclosed to the Registrant's certified public accountants all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or
similar standard as set forth in the Pooling and Servicing Agreement.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: U.S. Bank National Association.

Capitalized terms used but not defined herein have the meanings ascribed to them in the
Pooling and Servicing Agreement, dated January 1, 2005 (the "Pooling and Servicing Agreement"), among the Registrant as depositor, Credit-Based Asset Servicing and Securitization LLC, as seller, Litton Loan
Servicing LP, as servicer and U.S. Bank National Association, as trustee.

LITTON LOAN SERVICING LP

Date: 3/30/2006
By: /s/ Larry B. Litton, Jr.
Name: Larry B. Litton, Jr.
Title: President